Ex-10.4

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT dated as of September 30, 2010 (as it may be amended, restated, supplemented and otherwise modified from time to time, this “Security Agreement”), among Clopay Ames True Temper LLC, a Delaware limited liability company (“Holdings”), Clopay Ames True Temper Holding Corp., a Delaware corporation (the “Borrower”) and certain subsidiaries of the Borrower listed on Schedule 1 hereto (together with Holdings and the Borrower, the “Grantors”), and Goldman Sachs Lending Partners LLC (“GSLP”), in its capacity as collateral agent (the “Collateral Agent”) for the Secured Parties referred to below.

Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Security Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement dated as of September 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Holdings, certain subsidiaries of the Borrower, the Term Loan Representative (as defined therein) and the ABL Representative (as defined therein).  In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

PRELIMINARY STATEMENT

The Grantors, GSLP, as the Administrative Agent and the Collateral Agent, and the Lenders are entering into a Credit Agreement dated as of September 30, 2010 (as it may be amended or modified from time to time, the “Credit Agreement”).  Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Obligations that such Grantor has agreed to guarantee pursuant to Section 7 of the Credit Agreement.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Terms Defined in Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2           Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC.

1.3           Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“ABL Obligations Payment Date” shall have the meaning set forth in the Intercreditor Agreement.

“Account Debtor” means any Person obligated on an Account.

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent (and prior to the ABL Obligations Payment Date, the ABL Representative) and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Credit Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Agent” means Goldman Sachs Lending Partners LLC, in its capacity as Collateral Agent for the Secured Parties under the Credit Documents, and its successors and assigns in such capacity as provided in Section 9 of the Credit Agreement.

“Collateral Report” means any certificate, report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Controlled Account” shall have the meaning set forth in Section 7.1.

“Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Credit Party, a banking institution holding such Credit Party’s funds, the Collateral Agent and the Collateral Agent under the Existing ABL Agreement with respect to collection and control of all deposits and balances held in a deposit account maintained by any Credit Party with such banking institution.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e)  all rights corresponding to any of the foregoing throughout the world.

“Copyright Security Agreement” shall mean the Copyright Security Agreement substantially in the form of Exhibit H.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Existing ABL Agreement” means the credit agreement dated as of September 30, 2010, among Clopay Ames True Temper Holding Corp., as borrower, Clopay Ames True Temper LLC, JPMorgan Chase Bank, N.A., and the other lenders party thereto, as in effect on the date hereof.

“Foreign Subsidiary” means any Subsidiary of a Grantor organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests in any first-tier Foreign Subsidiary.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secret licenses, confidential or proprietary technical or business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and booked and records describing or used in connection with, any of the foregoing.

“Intellectual Property Security Agreements” means the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Accounts” means the Securities Accounts, Commodity Accounts and Deposit Accounts, including any Prepayment Accounts.

“Investment Property” means: (i) all “investment property” as such term is defined in Article 9 of the UCC and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Boxes” shall have the meaning set forth in Section 7.1(a).

“Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to:  (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, payments and Proceeds now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all other rights corresponding to any of the foregoing throughout the world.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit I.

“Pledged Collateral” means all Instruments (including without limitation, Pledged Debt), Securities, Pledged Equity Interests and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement; provided that in no event shall either the stock of any Immaterial Subsidiary or more than 65% of the total outstanding Foreign Subsidiary Voting Stock of each Foreign Subsidiary be required to be pledged hereunder.

“Pledged Debt” means all Indebtedness owed to any Grantor, whether or not evidenced by any Instrument, including, without limitation, all Indebtedness described on Exhibit E under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the Instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means (i) all Equity Interests owned by a Grantor (including, without limitation, all Equity Interests listed on Exhibit E, as such schedule may be amended or supplemented from time to time), (ii) the certificates if any, representing such Equity Interests and (iii) any other participation or interest in any equity or profits of any business entity including, without limitation, any trusts and all management rights relating to any entity whose equity interests are included as Collateral.

“Prepayment Account” shall have the meaning set forth in the Intercreditor Agreement.

“Proceeds” shall have the meaning set forth in the Intercreditor Agreement.

“Receivables” means the Accounts, Chattel Paper, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” the collective reference to the Administrative Agent, the Lenders, any affiliate of any Lender to which Obligations are owed and any other holder of Obligations.

“Securities Accounts” shall have the meaning set forth in Article 8 of the UCC.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral (including any right to receive any Equity Interest).

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Term Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Trademark Security Agreement” means the Trademark Security Agreement substantially in the form of Exhibit J.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

2.1           Each Grantor hereby pledges, assigns and grants to the Collateral Agent, its successors and assigns, on behalf of and for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Intellectual Property;

(iv)          all Documents;

(v)           all Equipment;

(vi)          all General Intangibles;

(vii)         all Goods;

(viii)        all Instruments;

(ix)           all Inventory;

(x)            all Investment Property, other than any stock of any Immaterial Subsidiary and Foreign Subsidiary Voting Stock excluded from the definition of Pledged Collateral;

(xi)           all cash or cash equivalents (including Cash Equivalents (as defined in the Credit Agreement));

(xii)          all Letter-of-Credit Rights and Supporting Obligations;

(xiii)         all Deposit Accounts;

(xiv)        Insurance;

(xv)         Commercial Tort Claims now or hereafter described on Exhibit E; and

(xvi)        all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Obligations; provided, however, that notwithstanding any of the other provisions set forth in this Article II, this Security Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property, (ii) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or conflicts with or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Equity Interests in Persons which are not Subsidiaries of a Grantor, any applicable shareholder or similar agreement among holders of Equity Interests in such Persons, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (iii) any vehicle subject to a certificate of title statute.  It is hereby understood and agreed that any property described in the preceding proviso, and any property that is otherwise expressly excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above, shall be excluded from the definition of “Collateral”.

2.2           Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Collateral Agent nor any Secured Party shall have any obligation or liability under any such agreement by reason of or arising out of this Security Agreement or any other document related hereto nor shall Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any such agreement included in the Collateral and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Lenders that:

3.1           Title, Perfection and Priority.  Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(f), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto.  When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit F, the Collateral Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(f).

3.2           Name, Type and Jurisdiction of Organization, Organizational and Identification Numbers.  The full legal name of such Grantor, all trade names or other names under which such Grantor currently conducts business, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3           Principal Location.  Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4           Collateral Locations.  All of such Grantor’s locations where any Collateral with an aggregate value in excess of $500,000 is located are listed on Exhibit A.  All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5           Deposit Accounts.  All of such Grantor’s Deposit Accounts are listed on Exhibit B.

3.6           Exact Names.  Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.  Other than as set forth on Exhibit A, such Grantor has not, during the past five years, been known by or used any other corporate, trade, fictitious or other name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7           Letter-of-Credit Rights and Chattel Paper.  Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor.  All action by such Grantor reasonably necessary to protect and perfect the Collateral Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken.  The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(f).

3.8           Accounts and Chattel Paper.

(a)           The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time.  As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b)           With respect to its Accounts, except as specifically disclosed on the most recent Borrowing Base Certificate (as defined in the Existing ABL Agreement), (i) all Accounts are Eligible Accounts (as defined in the Existing ABL Agreement); (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted in writing with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment or otherwise permitted pursuant to the Existing ABL Agreement; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which in any material way impair the validity or enforceability thereof or would reasonably be expected to materially reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any written notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (vi) such

Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

(c)           In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually owing to such Grantor as indicated thereon and are not in any way contingent; (ii) if applicable, no payments have been or shall be made thereon except payments delivered to a Lock Box or Controlled Account as and to the extent required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9           Commercial Tort Claims.  All of such Grantor’s Commercial Tort Claims, other than any Commercial Tort Claims having a value of less than $200,000 individually and $500,000 in the aggregate, are listed on Exhibit E.

3.10         Inventory.  With respect to any of its Inventory scheduled or listed on the most recent Borrowing Base Certificate, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(h), (c) such Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, and except for Permitted Encumbrances and the Lien granted to the Revolving Collateral Agent for the benefit of the Revolving Secured Parties (as defined in the Intercreditor Agreement), (d) except as specifically disclosed in the most recent Borrowing Base Certificate, such Inventory is Eligible Inventory (as defined in the Existing ABL Agreement) of good and merchantable quality, free from any material defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in all material respects in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all applicable rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a material breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.11         Intellectual Property.  Other than any “off the shelf”, “shrink wrap”, or similar license agreements, such Grantor does not have any interest in, or title to, any License or any registration or application to register any Patent, Trademark or Copyright, except as set forth in Exhibit D.  This Security Agreement is effective to create a valid and continuing Lien and, upon the giving of value and filing of appropriate financing statements in the offices listed on Exhibit F and Intellectual Property Security Agreements substantially in the form of Exhibit H, Exhibit I and Exhibit J with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Collateral Agent on such Grantor’s Patents, Trademarks, Copyrights and Licenses (other than security interests in Patents, Trademarks, Copyrights and Licenses in which the perfection of security interest requires filing outside of the United States), and such perfected security interests in such collateral are enforceable as such as against any and all creditors of and purchasers from such Grantor.

3.12         Filing Requirements.  None of its Equipment is covered by any certificate of title, except for vehicles.  None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.

3.13         No Financing Statements, Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) for financing statements which have been filed without the consent of the Grantor and with respect to which no Lien has been created and (c) as permitted by Section 4.1(f).

3.14         Pledged Collateral.

(a)           Exhibit E sets forth a complete and accurate (in all material respects) list of all Pledged Collateral owned by such Grantor.  Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit E as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent, for the benefit of the Secured Parties hereunder, and any Liens permitted under Section 6.2 of the Credit Agreement.  Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest of a Subsidiary of a Grantor has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, and is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary will be covered by a control agreement among such Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control within the time period set forth in this Security Agreement and (iv) to such Grantor’s knowledge all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)           In addition, (i) to such Grantor’s knowledge none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) except for restrictions and limitations imposed by the Credit Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, (iii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and none of the Pledged Collateral is subject to any right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would materially prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)           Except as set forth in Exhibit E, or as expressly permitted pursuant to Section 6.6 of the Credit Agreement, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents

Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

(d)           Pledged Debt.  Each Intercompany Note and, to the knowledge of such Grantor, any other Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of good faith and fair dealing.

ARTICLE IV
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1           General.

(a)           Collateral Records.  Such Grantor will maintain complete and accurate (in all material respects) books and records with respect to the Collateral owned by it, and furnish to the Collateral Agent, such reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request.

(b)           Authorization to File Financing Statements; Ratification.  Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor.  Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information reasonably required by part 5 of Article 9 of the UCC filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a reasonably sufficient description of real property to which the Collateral relates.  Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request.  Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)           Intellectual Property Filings.  The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents, including Intellectual Property Security Agreements, as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d)           Further Assurances.  Such Grantor will, if so reasonably requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests,

statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, in each case subject to the terms and conditions of the Credit Agreement, all in such detail as the Collateral Agent may specify.  Such Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e)           Disposition of Collateral.  Such Grantor will not sell, lease, license or otherwise dispose of the Collateral owned by it except for dispositions expressly permitted pursuant to Section 6.4 of the Credit Agreement.

(f)            Liens.  Except as expressly permitted pursuant to Section 6.2 of the Credit Agreement, such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Encumbrances.

(g)           Other Financing Statements.  Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except with respect to Liens permitted by Section 4.1(f).  Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement other than with respect to any Lien permitted by Section 4.1(f), without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(h)           Locations.  Such Grantor will not (i) maintain any Collateral, in an aggregate value in excess of $500,000, owned by it at any location other than those locations listed on Exhibit A (ii) otherwise change, or add to, such locations without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) as required by the Credit Agreement (and if the Collateral Agent gives such consent, such Grantor will use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

(i)            Compliance with Terms.  Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral, except where a failure to do so, individually or in the aggregate would not reasonably be expected to result in a material adverse effect.

4.2           Receivables.

(a)           Certain Agreements on Receivables.  Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business, or as otherwise permitted pursuant to the Credit Agreement.

(b)           Collection of Receivables.  Except as otherwise provided in this Security Agreement and the Credit Agreement, such Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it, in accordance with its present policies and in the ordinary course of business.

(c)           Delivery of Invoices.  Such Grantor will deliver to the Collateral Agent as soon as reasonably practicable upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Collateral Agent shall reasonably specify.

(d)           Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor other than in accordance with its present policies and in the ordinary course of business or as otherwise expressly permitted pursuant to the Credit Agreement exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened in writing with respect to any such Receivable, such Grantor will promptly disclose such fact to the Collateral Agent in writing.

(e)           Electronic Chattel Paper.  Such Grantor shall grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3           Inventory and Equipment.

(a)           Maintenance of Goods.  Such Grantor will use commercially reasonable efforts to maintain, preserve, protect and keep its Inventory and the Equipment in reasonably good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b)           Returned Inventory.  If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount.  Such Grantor shall immediately report to the Collateral Agent any return involving an amount in excess of $100,000 (or such higher amount as may be agreed to by the Collateral Agent in its Permitted Discretion).  Each such report shall indicate the purported reasons for the returns and the locations and condition of the returned Inventory.  In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the reasonable request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent.  All returned Inventory shall be subject to the Collateral Agent’s Liens thereon.  Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

(c)           Inventory Count; Perpetual Inventory System.  Such Grantor will conduct a physical count of its Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Collateral Agent reasonably requests.  Such Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any material portion of its Inventory.  Such Grantor will maintain a perpetual inventory reporting system at all times.

(d)           Equipment.  Such Grantor shall promptly inform the Collateral Agent of any additions to or deletions from its Equipment which individually have a fair market value in excess of $1,000,000 and $2,000,000 in the aggregate.  Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien.  Such Grantor will not, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld or delayed), alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(e)           Property.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person with a fair market value in excess of $150,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent; provided that the aggregate fair market value of all property in which the Grantors have taken a security interest and have not assigned such security interests to the Collateral Agent shall not exceed $300,000.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

4.4           Certification of Limited Liability Company and Limited Partnership Interests.  Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC; provided, however, that in the case of any limited liability company or limited partnership that, in either case, is formed or acquired by a Grantor after the Closing Date, Borrower shall cause interests in such limited liability company or limited partnership to be represented by a certificate, to be a “security” within the meaning of Article 8 of the New York UCC and to be governed by Article 8 of the New York UCC, in each case not later than 20 Business Days (or such later dates from time to time consented to by the Collateral Agent in its reasonable discretion) after the date of formation or acquisition thereof, as applicable.

4.5           Delivery of Instruments, Securities, Chattel Paper and Documents.  Such Grantor will (a) deliver to the Collateral Agent promptly upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (including certificates evidencing Pledged Debt in an aggregate principal amount exceeding $250,000 and Pledged Equity Interests) constituting Collateral owned by it (if any then exist), in each case duly endorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by undated instruments of transfer duly endorsed by such an effective endorsement, in each case, to Collateral Agent or in blank, (b) hold in trust for the Collateral Agent upon receipt and as soon as reasonably practicable thereafter deliver to the Collateral Agent any such Chattel Paper, Securities and Instruments (including certificates evidencing Pledged Debt in an aggregate principal amount exceeding $250,000 and Pledged Equity Interests) constituting Collateral in each case duly endorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by undated instruments of transfer duly endorsed by such an effective endorsement, in each case, to Collateral Agent or in blank, (c) upon the Collateral Agent’s reasonable request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly deliver to the Collateral Agent) any Document evidencing or constituting Collateral and (d) upon the Collateral Agent’s reasonable request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit G hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral.  Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendment shall be considered to be part of the Collateral.

4.6           Uncertificated Pledged Collateral.

(a)           Such Grantor will use commercially reasonable efforts to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement.  With respect to any Pledged Collateral owned by it on the Closing Date, such Grantor will use commercially reasonable efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral.  Without limiting the foregoing, such Grantor will, (i) with respect to any such Pledged Collateral held with a securities intermediary as of the Closing Date, cause such securities intermediary, no later than 90 days after the Closing Date (or such later date as the Collateral Agent shall agree), to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, giving the Collateral Agent Control and (ii) otherwise with respect to any Pledged Collateral, prior to the opening or replacement of any Securities Account (including the replacement of any Securities Account in place as of the Closing Date) or any applicable securities intermediary receiving any Pledged Collateral, enter into a control agreement with such securities intermediary and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, giving the Collateral Agent Control.

With respect to any issuer of Pledged Collateral consisting of partnership interests or limited liability company interests in which the Grantor owns less than 100% of such Equity Interests, Grantor shall use its commercially reasonable efforts to cause the partnership agreement or limited liability company agreement of such entity to be amended to include the following provision:  “Notwithstanding any other provision of this agreement, in the event that an Event of Default shall have occurred under that certain Credit and Guarantee Agreement (as such Credit and Guarantee Agreement may be amended, modified, supplemented or restated from time to time) dated as of September 30, 2010 among Clopay Ames True Temper Holding Corp., as Borrower, Clopay Ames True Temper LLC, certain subsidiaries of the Borrower, Goldman Sachs Lending Partners LLC, as Administrative Agent and Collateral Agent (together with its successors and assigns, the “Collateral Agent”), and the lenders from time to time parties thereto, and the Collateral Agent shall exercise any of its rights and remedies with respect to equity interests in the company, then each [member][partner] hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the company to the Collateral Agent or any designee of the Collateral Agent.  The Collateral Agent is a third-party beneficiary of this provision and this provision cannot be amended or repealed without the consent of the Collateral Agent until the Credit Agreement has been discharged in full.”

4.7           Pledged Collateral.

(a)           Changes in Capital Structure of Issuers.  Except as expressly permitted pursuant to Section 6.3 of the Credit Agreement, such Grantor will not (i) permit any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances, Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement and sales of assets permitted pursuant to Section 4.1(e)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b)           Issuance of Additional Securities.  Except as expressly permitted pursuant to Section 6.12 of the Credit Agreement, such Grantor will not permit the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c)           Equity Interests.  No Grantor will permit any Equity Interest which is included within the Collateral to constitute a Security, nor will any Grantor allow any issuer of any such Equity Interest to take any action to have such interests treated as a Security, unless (i) all certificates or other documents constituting such Security have promptly been delivered to the Collateral Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Collateral Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction whether as a result of actions by the issuer thereof or otherwise.

(d)           Registration of Pledged Collateral.  Upon the occurrence and during the continuance of an Event of Default, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Requisite Lenders.

(e)           Exercise of Rights in Pledged Collateral.

(i)            Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Collateral Agent in respect of such Pledged Collateral.

(ii)           Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default to solely and exclusively exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)          Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.  Upon the occurrence and during the continuance of an Event of Default, then all Stock Rights, including all rights of such Grantor to dividends, interest, principal or other distributions, shall cease and thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right to retain such dividends, interest, principal or other distributions.

(iv)          All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be  promptly made subject to the Lien of the Collateral Agent in the same manner as if it were Collateral on the date hereof and, in the case of any Excluded Payment described in clause 4.7(d)(iii)(A), shall be forthwith delivered to the Collateral Agent in the same form and so received with any necessary endorsement.

4.8           Intellectual Property.

(a)           Such Grantor will use its reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of the security interest for the benefit of the Collateral Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b)           Such Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated excluding the expiration by its terms of any License or the expiration at the conclusion of its maximum statutory term of any Patent or Copyright owned by Grantor, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, (but excluding any non-final office actions or similar non-final actions or proceedings) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)           Within 30 Business Days after which, either directly or through any agent, employee, licensee or designee, any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Grantor shall report such filing to the Collateral Agent, and, upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver any and all security agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)           Such Grantor shall take all actions necessary or reasonably requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, except as such Grantor may otherwise determine in the exercise of its reasonable business judgment.

(e)           Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, sue for infringement, misappropriation or dilution, except as such Grantor may determine in its reasonable business judgment, to recover any and all damages for such infringement, misappropriation or dilution, or shall take such other reasonable and necessary actions as the Collateral Agent shall deem appropriate under the circumstances to protect such material Patent, Trademark or Copyright.  In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.9           Commercial Tort Claims.  Such Grantor shall promptly, and in any event within ten Business Days after the same is acquired by it, notify the Collateral Agent of any commercial tort claim (as defined in the UCC) in excess of $200,000 acquired by it and, unless the Collateral Agent otherwise consents, such Grantor shall enter into an supplement to this Security Agreement, in the form of Exhibit G hereto, granting to Collateral Agent a first priority security interest in such commercial tort claim.

4.10         Letter-of-Credit Rights.  If such Grantor is or becomes the beneficiary of a letter of credit, with a stated value in excess of $200,000, it shall promptly, and in any event within ten Business Days after becoming aware that it is a beneficiary, notify the Collateral Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Collateral Agent or subject to a Control Agreement for application to the Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Collateral Agent.

4.11         Federal, State or Municipal Claims.  Such Grantor will promptly notify the Collateral Agent of any Collateral which constitutes a material claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.12         No Interference.  Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

4.13         Insurance.  (a)  In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall use commercially reasonable efforts to purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Credit Party within a “Special Flood Hazard Area”).  The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total Commitments or the total replacement cost value of the improvements.

(a)           All insurance policies relating to the Collateral required hereunder and under Section 5.06 of the Credit Agreement shall name the Collateral Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Collateral Agent.

(b)           All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent.  If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at the Borrowers’ expense.  By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.14         Collateral Access Agreements.  Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Equipment or Inventory in excess of $500,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent.  Such Grantor shall timely and fully pay and perform its obligations in all material respects under all leases and other agreements with respect to each leased location or third party warehouse where any material Collateral is or may be located.  Such Grantor shall enter into a Collateral Access Agreement with the Revolving

Collateral Agent only if the Collateral Agent is a party to such Collateral Access Agreement with the same rights as the Revolving Collateral Agent unless otherwise reasonably agreed to by the Collateral Agent.

4.15         Change of Name or Location; Change of Fiscal Year.  Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least thirty days prior written notice of such change and the Collateral Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S.

ARTICLE V
 REMEDIES

5.1           Remedies.

(a)           Upon the occurrence of an Event of Default that is continuing, the Collateral Agent may, with the concurrence or at the direction of the Requisite Lenders, exercise any or all of the following rights and remedies:

(i)            those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii)           those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)          give notice of sole control or any other instruction under any Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)          without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v)           concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b)           The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)           The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)           Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent.  The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)           Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)            Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.2           Application of Proceeds.

(a)           Except as expressly provided elsewhere in this Security Agreement, all proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Obligations in the following order of priority:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent or the Administrative Agent and their respective agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent or the Administrative Agent in connection therewith, and all amounts for which the Collateral Agent or the Administrative Agent is entitled to be reimbursed or indemnified hereunder or under any other Credit Document (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Credit Document for the account of any, and to the payment of all reasonable costs and expenses paid or incurred by the Collateral Agent or the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Credit Documents, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Secured Hedge Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)           Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.3           Grantor’s Obligations Upon an Event of Default.  Upon the request of the Collateral Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:

(a)           assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b)           permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use  any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)           prepare and file, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in form and substance reasonably satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may reasonably specify;

(d)           take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)           at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Collateral Agent and each Lender, at any time, and from time to time, promptly upon the Collateral Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4           Grant of Intellectual Property License.  For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of Secured Parties, an irrevocable, nonexclusive license (exercisable after the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that after the occurrence and during the continuance of an Event of Default the Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1           Account Verification.  The Collateral Agent may after the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2           Authorization for Secured Party to Take Certain Action.

(a)           After the occurrence and during the continuation of an Event of Default (except in the case of clauses (i) and (iii) below which can be performed by the Collateral Agent at any time), each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables and any other Collateral in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables and any other Collateral, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables and any other Collateral, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)           All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender to exercise any such powers.  The Collateral Agent agrees that, except for the powers granted in Section 6.2(a)(i) and Section 6.2(a)(ii), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3           Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO.  IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS).  SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

6.4           Nature of Appointment; Limitation of Duty.  THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO

EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT  IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
DEPOSIT ACCOUNTS

7.1           Deposit Accounts.

(a)           Within 90 days after the Closing Date (or such later date as the Collateral Agent shall agree), each Grantor shall (i) execute and deliver to the Collateral Agent Control Agreement for each Deposit Account (other than accounts with a balance not exceeding $25,000 individually or $100,000 in the aggregate) maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited into a depositary account (such Deposit Account, a “Controlled Account”), which Controlled Accounts are identified as such on Exhibit B, and (ii) establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Collateral Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to Controlled Accounts (a “Lock Box Agreement”). After the Closing Date, each Grantor will comply with the terms of Section 7.2.

(b)           Within 90 days after the Closing Date (or such later date as the Collateral Agent shall agree), each Grantor shall direct all of its Account Debtors that forward payments to such Grantor to forward payments directly to Lock Boxes subject to Lock Box Agreements.  The Collateral Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Collateral Agent such sole access.  At no time shall any Grantor remove any item from a Lock Box without the Collateral Agent’s prior written consent.  If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Collateral Agent, the Collateral Agent shall, notwithstanding the language set forth in Section 6.2(b), be entitled to make such notification directly to Account Debtor.  If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Collateral Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Controlled Account.  Any such proceeds of the Collateral shall be applied in the order set forth in Section 5.2 unless a court of competent jurisdiction shall otherwise direct.

7.2           Covenant Regarding New Deposit Accounts; Lock Boxes.  Before opening or replacing any Controlled Account or other Deposit Account (other than accounts with a balance not exceeding $25,000 individually or $100,000 in the aggregate), or establishing a new Lock Box, each Grantor shall  cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Control Agreement with the Collateral Agent in order to give the Collateral Agent Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Collateral Agent Control of the Lock Box.  In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

ARTICLE VIII
GENERAL PROVISIONS

8.1           Waivers.  Each Grantor hereby waives notice (to the maximum extent permitted by applicable law) of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the commercially reasonable sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2           Limitation on Collateral Agent’s and Lenders’ Duty with Respect to the Collateral.  The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Collateral Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither the Collateral Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that each of the following, in and of itself, is commercially unreasonable for the Collateral Agent to do: (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not, in and of themselves be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2.  Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3           Compromises and Collection of Collateral.  The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4           Secured Party Performance of Debtor Obligations.  Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and which such Grantor has failed to timely perform or pay and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4.  The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

8.5           Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(e), 4.1(f), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.13, 4.14, 4.15 or 5.3 or in Article VII will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6           Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(e) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(e)) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Requisite Lenders, such consent not to be unreasonably withheld, delayed or conditioned.

8.7           No Waiver; Amendments; Cumulative Remedies.  No delay or omission of the Collateral Agent or any Secured Parties to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Secured Parties and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Obligations have been paid in full.

8.8           Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9           Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10         Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed).  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder.

8.11         Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12         Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any.  The Grantors shall reimburse the Collateral Agent for any and all out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral authorized pursuant to this Security Agreement).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13         Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14         Termination.  This Security Agreement shall continue in effect until the Credit Agreement has terminated pursuant to its express terms.

8.15         Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.16         CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17         CONSENT TO JURISDICTION.  EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE COLLATERAL AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.18         WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.19         Indemnity.  Each Grantor hereby agrees to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, agents and employees (each an “Indemnitee”), from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Collateral Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Lenders or any Grantor, and any claim for Patent, Trademark or Copyright infringement); provided, however, that no Grantor shall have any indemnity obligation under this Section 8.19 to the extent such indemnity obligation arises from the gross negligence or willful misconduct of an Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

8.20         Counterparts.  This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

ARTICLE IX
NOTICES

9.1           Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Collateral Agent and the Lenders at the addresses set forth in accordance with Section 10.1 of the Credit Agreement.

9.2           Change in Address for Notices.  Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE COLLATERAL AGENT

Goldman Sachs Lending Partners LLC, has been appointed Collateral Agent for the Lenders hereunder pursuant to Section 9 of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 9 of the Credit Agreement.  Any successor Collateral Agent appointed pursuant to Section 9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

CLOPAY AMES TRUE TEMPER HOLDING CORP.

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY AMES TRUE TEMPER LLC

By:	/s/ Seth L. Kaplan
Name: Seth K. Kaplan
Title: Senior Vice President

CLOPAY PLASTIC PRODUCTS COMPANY, INC.

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY BUILDING PRODUCTS COMPANY, INC.

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY TRANSPORTATION COMPANY

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Treasurer

CLOPAY ACQUISITION CORP.

By:	/s/ Seth L. Kaplan
Name: Seth K. Kaplan
Title: Senior Vice President

CHATT HOLDINGS INC.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President of Finance and CFO

ATT HOLDING CO.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President of Finance and CFO

AMES TRUE TEMPER, INC.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President of Finance and CFO

AMES U.S. HOLDING CORP.

By:	/s/ David Nuti
Name: David Nuti
Title: Vice President, Treasurer and Secretary

AMES TRUE TEMPER PROPERTIES, INC.

By:	/s/ David Nuti
Name: David Nuti
Title: CFO and Assistant Secretary

CLOPAY BUILDING PRODUCTS INTERNATIONAL SALES CORPORATION

By:	/s/ Tom Gibbons
Name: Tom Gibbons
Title: Vice President and Treasurer

GOLDMAN SACHS LENDING PARTNERS LLC, as Collateral Agent

By:	/s/ Alexis Maged
Authorized Signatory